Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-103664) and Form S-8 (No. 333-104158, No. 333-104159, No. 104160, No. 333-01225, No. 333-31125, No. 333-36099, No. 333-36163, No. 333-57223, No. 333-83745, No. 333-83747, No. 333-46472, No. 333-46476, No. 333-46626, No. 333-67944, No. 333-67946, No. 333-90060, No. 333-90062, and No. 333-85196) of Hexcel Corporation of our reports dated July 8, 2003, relating to the consolidated financial statements of Hexcel S.A. and Hexcel Holdings (UK) Limited, which appear in this Form 10-K/A (Amendment No. 3).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, CT

July 8, 2003